[GRAPHIC OMITTED][GRAPHIC OMITTED]

   John W. Hlywak, Jr. (Investors)           Scott Soifer (Media/Physicians)
   Senior Vice President and                 Vice President Marketing and
   Chief Financial Officer                   Development
   IntegraMed America, Inc.                  IntegraMed America, Inc.
   (914) 251-4143                            (914) 251-4186
   email:  jhlywak@integramed.com            email:  scott.soifer@integramed.com
           ----------------------                    ---------------------------
   Web Address:  http://www.integramed.com
                 -------------------------

                    IntegraMed America will be presenting at
            The Equities Magazine Emerging Growth Stock Conference on
                            Friday, February 24, 2006

Purchase, NY, February 21, 2006 -- IntegraMed America, Inc. (Nasdaq: INMD) today announced that Jay Higham, President and Chief Executive Officer and John Hlywak, Senior Vice President and Chief Financial Officer, will make a presentation to analysts and portfolio managers at The Equities Magazine "Emerging Growth Stock Day XIII" Conference on Friday, February 24th at 12:00 Noon Eastern time.

Thirteen top-rated small cap firms will be presenting at the Conference. Analysts and portfolio managers who wish to attend the presentation should contact David Bernard of Equities Magazine at dbernard@equitiesmagazine.com to request additional information. Investors may access an Internet web-cast of the presentation at http://viavid.net/events/equities/02-24-06. The presentation will be archived and available for 90 days at: http://www.equitiesmagazine.com.

About IntegraMed America

IntegraMed, based in Purchase, NY offers products and services to patients, providers and payors focused on the $2 billion fertility industry. IntegraMed provides business services to a national network of fertility centers; distributes pharmaceutical products and treatment financing programs directly to consumers; and operates http://www.integramed.com, a leading fertility portal.

Forward-Looking Statements

Statements contained in this press release that are not based on historical fact, including statements concerning future results, performance, expectations and expansion of IntegraMed are forward-looking statements that may involve a number of risks and uncertainties. Actual results may differ materially from the statements made as a result of various factors, including, but not limited to, the risks associated with IntegraMed's ability to finance future growth; the loss of significant business services contract(s); profitability at Reproductive Science Centers serviced by IntegraMed; changes in insurance coverage, government laws and regulations regarding health care or managed care contracting; and other risks, including those identified in the IntegraMed's most recent Form 10-K and in other documents filed by IntegraMed with the U.S. Securities and Exchange Commission. All information in this press release is as of February 21, 2006 and IntegraMed undertakes no duty to update this information.

                                    # # # #